Exhibit 8.2




                                                 January 13, 1998


ICIFC Secured Assets Corp.
20371 Irvine Avenue
Santa Ana Heights, California 92707

         Re:      ICIFC Secured Assets Corp.
                  REGISTRATION STATEMENT ON FORM S-3
                  ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel for ICIFC Secured Assets Corp., a corporation organized under the laws of the State of California (the "REGISTRANT"), in connection with the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"), on the date hereof for the registration of Pass-Through Certificates and Mortgage-Backed Notes. Each series of Certificates issued under the Commercial Loan Prospectus included in such Registration Statement will evidence interests in certain pools of commercial mortgage loans (the "CERTIFICATES"). Each series of Certificates will be issued pursuant to a Pooling and Servicing Agreement among the Registrant, a trustee, a master servicer or servicer and/or a special servicer, each to be specified in the prospectus supplement for such series of Certificates. We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Certificates. This advice is summarized under the headings "Summary of Prospectus--Tax Status of the Certificates" and "Federal Income Tax Consequences" in the Commercial Loan Prospectus in respect of which we participated as your counsel, all as part of the Registration Statement.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company's organizational documents and such other documents, records, certificates of the Company and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that the Pooling and Servicing Agreement as completed for each series will be duly executed and delivered; that the Certificates as completed for each series will be duly executed and delivered substantially in the forms contemplated by the Pooling and Servicing Agreement; and that the Certificates for each series will be sold as described in the Commercial Loan Prospectus included in the Registration Statement.

         Based upon such examination and the qualifications set forth herein and in reliance thereon, we are of the opinion that the description of federal income tax consequences set forth under the headings "Summary of Prospectus--Tax Status of the Certificates" and "Federal Income Tax




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ICIFC Secured Assets Corp.
January 13, 1998
Page 2

Consequences" in the Commercial Loan Prospectus, to the extent it constitutes matters of law or legal conclusions, is correct in all material respects.

         The opinion herein is based upon our interpretations of current law, including court authority and existing Final and Temporary Regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. Our opinion represents merely our best legal judgment on the matters presented; others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated. In the event any one of the statements, representations or assumptions we have relied upon to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

         We hereby consent to the filing of this letter as an Exhibit 8.2 to the Registration Statement and to the reference to this firm under the captions "Federal Income Tax Consequences" in the Commercial Loan Prospectus and "Summary of Prospectus Supplement--Federal Income Tax Consequences" and "Federal Income Tax Consequences" in the Prospectus Supplement related to the Commercial Loan Prospectus, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this Exhibit 8.2.

                                            Sincerely,


                                            /s/ Andrews & Kurth L.L.P.